Press Release

ACUITY BRANDS ANNOUNCES ACQUISITION TO EXPAND ITS PRESENCE IN INTELLIGENT BUILDING AUTOMATION AND ENERGY MANAGEMENT SOLUTIONS

ATLANTA, March 09, 2015 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced that it has entered into an agreement to acquire all of the outstanding capital stock of Distech Controls Inc., a leading provider of building automation and energy management solutions that allow for the seamless integration of lighting, HVAC, access control, closed circuit television, and related systems. Headquartered in Quebec, Canada, just outside Montreal, Distech Controls offers a wide-breadth of innovative products, services and solutions that optimize comfort and energy efficiency in buildings.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, said “The acquisition of Distech Controls, coupled with our broad, industry-leading solid-state lighting portfolio, innovative control technologies and integrated digital solutions, is part of our strategy to offer true end-to-end optimization of all aspects of the building for enhanced occupant experience, quality visual environment, seamless operation, energy efficiency, operational cost reductions, and increased digital functionality. Acuity Brands’ acquisition of Distech Controls extends our holistic approach of providing integrated intelligent solutions that are efficient, elegant, and sophisticated, while at the same time simple to install, maintain, and use. Distech Controls expands our portfolio with an extensive and trusted offering of accomplished, sustainable, and integrated controls and building management solutions that will allow for the advancement of smart buildings and smart cities.”
As the digital backbones of intelligent lighting and building systems converge to form a platform for the Internet of Things within commercial, industrial, and institutional buildings, Acuity Brands is well positioned to deliver unmatched solutions that control, monitor, visualize and capture data within these facilities. The manner in which buildings are utilized and operated is evolving. The deployment of intelligent digital networks provides the opportunity to create an indoor environment that increases productivity, improves operational efficiency and enhances safety.  The technologies resident in lighting, temperature, ventilation, access control and fire safety systems are converging into a single digital ecosystem.  This convergence provides a singular opportunity to couple Acuity Brands’ smart lighting and control systems to the building management portfolio of Distech Controls to deliver fully integrated digital solutions that are unmatched in their ability to efficiently deliver both lighting and a quality indoor environment.

The terms of the agreement reflect a cash purchase price totaling approximately 318 million Canadian dollars (CA$). The acquisition is subject to formal approval of certain shareholders of Distech Controls and other customary closing conditions both of which are expected to be achieved within the following four to eight weeks.
Distech Controls generated net sales in excess of CA$70 million during calendar year 2014. The business has significantly outpaced the rate of growth of its core markets with a five-year annualized growth rate of over 25 percent. Excluding acquisition-related costs, management expects the acquisition of Distech Controls to be slightly accretive to Acuity Brands consolidated fiscal 2015 results. Management will provide additional details on the acquisition when the Company reports fiscal 2015 second quarter financial results in early April.
Etienne Veilleux, Founder, President and Chief Executive Officer of Distech Controls, commented, “All of us at Distech Controls are excited about the opportunity to join Acuity Brands. Both our organizations share a very similar vision and passion for the success of our customers and employees. Our core expertise in integrating building systems through software and services perfectly complements Acuity’s broad portfolio of lighting solutions. We look forward to utilizing the resources of our combined businesses to accelerate intelligent building automation and energy management solutions into the market.”
Mr. Nagel concluded, “We believe the combination of our dynamic businesses and strong leadership teams will provide growth opportunities with key customer sets, and will strengthen each of our primary sales channel partners in their respective markets. Acuity and Distech Controls combined offers the opportunity to deliver comprehensive solutions that fulfill the promise of intelligent buildings.”
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2014 net sales of $2.4 billion, Acuity Brands employs approximately 7,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, RELOC® Wiring Solutions, Acculamp®, eldoLED® and Acuity Controls.
About Distech Controls
An innovation leader in energy management solutions, Distech Controls provides unique building management technologies and services that optimize energy efficiency and comfort in buildings, all the while reducing operating costs. The company delivers innovative solutions for greener buildings through its employees’ passion for innovation, quality, customer satisfaction, and sustainability. Distech Controls serves multiple market segments through its worldwide business divisions, service offices and a superior network of Authorized Partners.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “will,” “should,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: the many benefits of the acquisition of Distech Controls, including the Company’s ability and opportunity to allow for the advancement of smart buildings and smart cities through its expanded portfolio, to deliver fully integrated digital solutions that are unmatched in their ability to efficiently deliver both lighting and a quality indoor environment, to accelerate intelligent building automation and energy management solutions into the market, to provide growth opportunities with key customer sets, to strengthen each of the businesses primary sales channel partners in their respective markets, and to deliver comprehensive solutions that fulfill the promise of intelligent buildings. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.
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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423